Exhibit 2.4

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as amended, modified, supplemented, restated or replaced from time to time, the “Agreement”) is made as of December 13, 2017 by ALABAMA GRAPHITE CORP., a corporation organized and existing under the laws of British Columbia (“AGC”) and ALABAMA GRAPHITE COMPANY, INC., an Alabama corporation (“AGCI” and AGCI, together with AGC, being collectively and individually referred to as the “Debtor”)  in favor and for the benefit of WESTWATER RESOURCES, INC., a corporation organized and existing under the laws of the State of Delaware (with its successors and assigns, the “Secured Party”).

Recitals

A.                                    Pursuant to that certain Loan Agreement of even date herewith (as amended, modified, supplemented, extended or restated from time to time, the “Loan Agreement”), by and among the Debtor, as the borrowers, and the Secured Party, as the lender, the Secured Party has agreed to make a loan to the Debtor (the “Loan”) to be used by the Debtor as set forth in the Loan Agreement.  Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings assigned to such terms in the Loan Agreement.

B.                                  It is a condition precedent to the Secured Party entering into and maintaining the Loan Agreement and to making the Loan thereunder that each Debtor shall have executed and delivered this Agreement to secure the payment and performance of the Loan Agreement and the other Loan Documents, all as more fully described herein.

C.                                     In order to secure the prompt and complete payment and performance of all indebtedness, guaranties, duties, covenants, agreements and obligations owing or to be owed by each Debtor to the Secured Party, and as a condition to the Secured Party entering into the Loan Agreement and making the Loan to the Debtor, each Debtor has agreed to execute and deliver this Agreement to the Secured Party.

Agreement

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Debtor and the Secured Party hereby agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

1.1

Definitions.

(a)

Unless otherwise defined herein or in the Loan Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC.

(b)

The following terms shall have the following meanings:

“Agreed Priority” means with respect to this Agreement and each Lien made in favor of the Secured Party, a senior, perfected, first priority Lien in favor of the Secured Party, meaning that such Agreement and Lien are prior in right to any other Lien (other than Permitted Liens) in, on, or to the Collateral which is purported to be covered thereby.

“Agreement” shall have the meaning assigned to such term in the Preamble hereof.

“Collateral” means all of the personal property of each Debtor, including, without limitation, all right, title and interest of each Debtor, whether now owned or existing or hereafter acquired or arising, and wheresoever located, in, to and under (with each of the following capitalized terms having the meaning given thereto in the UCC):

(i)

all Accounts;

(ii)

all As-Extracted Collateral;

(iii)

all Chattel Paper;

(iv)

all Commercial Tort Claims;

(v)

all Commodity Accounts;

(vi)

all Commodity Contracts;

(vii)

all Deposit Accounts;

(viii)

all Documents;

(ix)

all Equipment;

(x)

all Fixtures;

(xi)

all General Intangibles;

(xii)

all Goods and all Accessions thereto, and Goods with which the Goods are commingled;

(xiii)

all Instruments;

(xiv)

all Intellectual Property;

(xv)

all Inventory;

(xvi)

all Investment Property;

(xvii)

all Letter-of-Credit Rights;

(xviii)

all Promissory Notes;

(xix)

all Software;

(xx)

all other personal property not otherwise described above;

(xxi)

all books and records pertaining to the Collateral;

(xxii)

to the extent not otherwise included, all Proceeds, products, income and profits of the foregoing, and all accessions thereto and all collateral security and guarantees given by any Person with respect to any of the foregoing; and

(xxiii)

to the extent not otherwise captured within this definition, all of the Debtor’s present and after-acquired personal property.

Notwithstanding the foregoing, “Collateral” shall not include “Excluded Assets” (as defined below) until such time as the prohibitions causing such property to be Excluded Assets have terminated (howsoever occurring); upon the termination of such prohibitions, the Secured Party will be deemed to automatically have and at all times from and after the date hereof to have had, without the taking of any action or delivery of any instrument, a security interest in such Excluded Assets, and each Debtor agrees to take all actions necessary in the reasonable judgment of the Secured Party, if any, to perfect such security interest.

“Collateral Assignment Agreement” means a collateral assignment of Patents, Trademarks or Copyrights, as applicable, in form and substance satisfactory to the Secured Party.

“Copyrights” means any copyright to which a Debtor now or hereafter has title, as well as any application for a copyright hereafter made by such Debtor.

“Debtor” shall have the meaning assigned to such term in the Preamble hereof.

“Event of Default” means any of the events described in Article VI hereof.

“Excluded Assets” means (i) any contract, agreement, permit or license (together with the Equipment, Fixtures or Goods subject to any such contract, agreement, permit or license) to the extent that such Debtor is validly prohibited from granting a security interest in such contract, agreement, permit or license (and the Equipment, Fixtures or Goods subject thereto) pursuant to the terms thereof, but only to the extent that such prohibition is not invalidated under the UCC, and (ii) any “intent to use” (or similar) trademark applications for which a “Statement of Use” or “Amendment to Allege Use” has not been filed with and accepted by the applicable filing office (but only until such “Statement of Use” or “Amendment to Allege Use” is filed with and accepted by the applicable filing, at which time such trademark shall automatically become part of the Collateral and a security interest shall attach thereto) and (iii) any consumer goods (as such term is defined in the Personal Property Security Act (British Columbia).

“Governmental Requirement” means any law, statute, code, ordinance, treaty, order, rule, regulation, judgment, ruling, decree, injunction, franchise, permit, certificate, license, authorization, approval or other direction or requirement (including Environmental Laws, the Project Permits, energy regulations, occupational, safety and health standards or controls, taxation laws and Securities Laws) of any Governmental Authority.

“Indemnified Party” shall have the meaning assigned to such term in Section 8.11.

“Lien” means, as to any Person, any mortgage, deed of trust, debenture, lien, pledge, charge, security interest, hypothecation, indenture, preferential right, assignment, option, production payment or other lien, encumbrance or collateral security Instrument in, on or to, or any right or interest, or the title of any vendor, lessor, lender or other secured party to, or interest or title of any Person under any conditional sale or other title retention agreement or capital lease with respect to, any property or asset owned or held by such Person, the signing of any mortgage, deed of trust, pledge, charge, security agreement, hypothecation, indenture, assignment or similar instrument, or the signing or filing of a financing statement, personal property security act filing or other similar Instrument, which names such Person as debtor, or the signing of any security agreement or other similar Instrument authorizing any other party as the secured party thereunder to file any financing statement, personal property security act filing or other similar Instrument.  A Person shall be deemed to be the owner of any assets that it has placed in trust for the benefit of the holders of its indebtedness, which indebtedness is deemed to be extinguished under IFRS but for which such Person remains legally liable, and such trust shall be deemed to be a Lien.

“Loan Agreement” shall have the meaning assigned to such term in the Recitals.

“Losses” shall have the meaning assigned to such term in Section 8.11.

“Necessary Endorsement” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Secured Party may reasonably request.

“Obligations” shall mean the full, punctual and complete observance and performance of all present and future duties, covenants, indebtedness, indemnifications, responsibilities and obligations, monetary and otherwise, due to Secured Party under the Loan Agreement, this Agreement or any other Loan Document (extending to all principal amounts, interest, late charges, fees, prepayment fees, early termination fees, costs and all other charges, sums and amounts, as well as all costs and expenses payable by the Debtor under the Loan Agreement, this Agreement and any other Loan Document), whether direct or indirect, contingent or noncontingent, matured or unmatured, accrued or not accrued, joint or several, arising as principal, guarantor, surety, accommodation party or otherwise, whether or not now contemplated, whether or not any instrument or agreement relating thereto specifically refers to this Agreement, as well as all renewals, refinancings, consolidations, re-castings and extensions of any of the foregoing.

“Obligor” shall mean individually and collectively, each Debtor and each endorser, guarantor and surety of the Obligations; any person who is primarily or secondarily liable for the repayment of the Obligations, or any portion thereof; and any person who has granted security for the repayment of any of the Obligations.

“Patents” means any patent to which a Debtor now or hereafter has title, as well as any application for a patent now or hereafter made by a Debtor.

“Repayment Account” shall have the meaning assigned to such term in Section 7.1(g).

“Secured Party” shall have the meaning assigned to such term in the Preamble hereof.

“Subsidiary” means, in respect of any Person at any date, (i) any corporation, company, limited liability company, association or other business entity of which securities, membership interests or other ownership interests representing fifty percent (50%) or more of the voting power of all equity interests are owned or held, directly or indirectly, by such Person, (ii) any partnership, limited liability company or joint venture wherein the general partner, managing partner or operator is, directly or indirectly, such Person, or (iii) any other Person that is otherwise directly or indirectly Controlled by such Person.

“Trademarks” means any trademarks and service marks now held or hereafter acquired by a Debtor, any unregistered marks used by a Debtor and trade dress including logos and/or designs in connection with which any of these registered or unregistered marks are used.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in such United States jurisdiction that governs the perfection or priority of the Secured Party’s security interest in any item or portion of the Collateral.

(c)                                  The rules of interpretation specified in the Loan Agreement shall be applicable to this Agreement. Capitalized terms used but not otherwise defined herein that are defined in the Loan Agreement shall have the meanings given to them in the Loan Agreement.

(d)                                 The Secured Party and each Debtor agree that the Schedules hereof and all descriptions of the Collateral contained in the Schedules and all amendments and supplements thereto are and shall at all times remain a part of this Agreement.

ARTICLE II
GRANT OF SECURITY INTEREST AND OBLIGATIONS

2.1

Security Interest.

(a)

As collateral security for the prompt and complete payment and performance in full of all of the Obligations, each Debtor hereby assigns, pledges and grants to the Secured Party a Lien on and continuing security interest in and to, and pledge and assignment of, all of the right, title and interest of such Debtor in, to and under the Collateral.

(b)

From and after the Closing Date, each Debtor shall not permit to become effective in any document creating, governing or providing for any permit, lease, license, contract, instrument, General Intangible or other agreement, a provision that would prohibit the creation of a Lien on such permit, lease, license, contract, instrument, General Intangible or other agreement in favor of the Secured Party without the prior written consent of the Secured Party.

(c)

The Secured Party’s security interest shall continually exist until all Obligations have been paid and performed in full.

2.2

Filings.  Each Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements or other similar filings and amendments thereto that indicate the Collateral as all assets of such Debtor (or words of similar effect), regardless of whether any particular asset included in the Collateral is within the scope of UCC Article 9 of such jurisdiction or whether such assets are included in the Collateral and that contain the information required, with respect to each applicable jurisdiction, whether pursuant Article 9 of the UCC or other Governmental Requirements, including (a) whether such Debtor is an organization, the type of organization and any organizational identification number issued to such Debtor, and (b) any financing or continuation statements or other documents or instruments, without the signature of such Debtor where permitted by law.  Each Debtor agrees to provide all information described in the immediately preceding sentence to the Secured Party promptly upon request by the Secured Party. Each Debtor agrees to pay all taxes, fees and costs (including reasonable attorneys’ fees) paid or incurred by the Secured Party in connection with the preparation, filing or recordation thereof.  Each Debtor waives receipt of any such financing statements that are registered by the Secured Party and any confirmation of registration.

ARTICLE III
PERFECTION; FURTHER ASSURANCES

3.1

Further Assurances and Corrective Instruments.  Each Debtor shall promptly make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered, all such additional things, deeds, assurances, documents, acknowledgments, certificates and instruments and to take such further acts as the Secured Party may in its judgment deem necessary or appropriate, subject to the limitations provided hereunder, to (a) protect, maintain and preserve the Collateral; (b) protect, maintain and preserve the Secured Party’s security interest in the Collateral; and (c) protect, vest in and assure to the Secured Party its rights or remedies hereunder or in any of the Collateral and the perfection and priority of its rights therein, including, without limitation, placing legends on Collateral or on books and records pertaining to Collateral stating that the Secured Party has a security interest therein.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Each Debtor hereby makes the representations and warranties set forth in the Loan Agreement as they relate to the Debtors, the Collateral or to the Loan Documents to which such Debtor is a party, each of which is incorporated herein as if set forth herein, and each Debtor further represents and warrants as follows:

4.1

State of Incorporation, Legal Name and Identification Number.  Each Debtor’s name as it appears in official filings in the jurisdiction of organization, all prior names of such Debtor during the past five years, as they appeared from time to time in official filings in the jurisdiction of its incorporation or organization, the type of entity of such Debtor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by such Debtor’s jurisdiction of organization or a statement that no such number has been issued, such Debtor’s jurisdiction of organization, the location of such Debtor’s chief executive office, principal place of business, all warehouses, consignees and processors with whom Inventory or other Collateral is stored or located and other premises where Collateral is stored or located (except with respect to Collateral in transit), and the locations of its books and records concerning the Collateral are set forth on Schedule 1 hereto.

4.2

Filings.  No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents or, with respect to personal property described herein which can be perfected under Article 9 of the UCC by filing a financing statement, the perfection of the security interests granted hereby, except the filings referred to in Schedule 2.

4.3

No Contravention.  The execution, delivery and performance of this Agreement and the granting of a Lien in favor of the Secured Party pursuant hereto will not violate any requirement of Law or any contractual obligation of any Debtor and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or assets pursuant to any Governmental Requirement or any such contractual obligation (other than the Liens created by the Loan Documents).

4.4

Ownership of Property and No Other Liens.  Each Debtor has good title to, or a valid leasehold interest in, all the Collateral, and none of such property is subject to any Lien, claim, option or right of others, except for Permitted Liens. No person other than the Secured Party has control or possession of all or any part of the Collateral, except as permitted by the Loan Agreement.

4.5

Valid Security Interest.  This Agreement creates, in favor of the Secured Party, a valid security interest in the Collateral, subject only to Permitted Liens, securing the payment and performance of the Obligations.  Upon the making of the filings described in Section 2.2 and the filing of any continuation statements required by the UCC, the Secured Party will have and will continue to have as security for the Obligations a valid and perfected Lien to the extent a Lien can be perfected thereby, with the Agreed Priority, on all the Collateral which may be perfected by filing UCC financing statements, free of all other Liens, claims and rights of third parties whatsoever, except for Permitted Liens.  Except for the filing of UCC financing statements and the delivery of the certificates and other instruments provided in Section 3.1 and Section 5.5, and the execution of any control agreements, no action is necessary to create, perfect or protect the security interests created in the Collateral.  Without limiting the generality of the foregoing, except for the filing of said financing statements, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for (a) the execution, delivery and performance of this Agreement, (b) the creation or perfection of the Security Interests created hereunder in the Collateral or (c) the enforcement of the rights of the Secured Party hereunder.  If any, all required consents (including, without limitation, from stockholders or creditors of any Debtor) necessary for such Debtor to enter into and perform its obligations hereunder have been obtained.

4.6

No Transfer of Collateral.  Except as permitted by the Loan Agreement, each Debtor shall not sell, offer to sell, dispose of, convey, assign or otherwise transfer, or grant any option with respect to, restrict, or grant, create, permit or suffer to exist any Lien on, any of the Collateral pledged by it hereunder or any interest therein except for the Permitted Liens.

4.7

Commercial Purpose.  This Agreement and the transactions contemplated by the Loan Documents do not constitute a “consumer transaction” as defined in the UCC. None of the Collateral was or will be purchased or held primarily for personal, family or household purposes and no Deposit Account is used primarily for personal, family or household purposes.

4.8

Patents, Trademarks, etc.  Each Debtor represents and warrants that as of the date hereof: (i) it is the true and lawful owner or licensee of the Trademarks listed on Schedule 3 attached hereto and that said listed Trademarks constitute all the material marks registered in the United States Patent and Trademark Office that such Debtor now owns or uses in connection with its business; (ii) it is the true and lawful owner or licensee of all rights in the Patents listed on Schedule 3 attached hereto and that said Patents constitute all the registered United States patents and applications for United States patents that such Debtor now owns or uses in connection with its business; and (iii) it is the true and lawful owner or licensee of all rights in the Copyright registrations listed on Schedule 3 attached hereto and that said Copyrights constitute all the registered United States copyrights that such Debtor now owns.  Each Debtor further warrants that it is aware of no third-party claim that any aspect of such Debtor’s present or contemplated business operations infringes or will infringe any trademark, service mark, patent or copyright.

4.9

Consents, etc.  During the occurrence and continuation of an Event of Default, in the event that the Secured Party desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the request of the Secured Party, each Debtor agrees to use its best efforts to assist and aid the Secured Party to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

4.10

Financing Statements and Other Filings; Maintenance of Perfected Security Interest.  Each Debtor represents and warrants that all financing statements, agreements, instruments and other documents necessary to perfect the pledge and security interest granted by it to the Secured Party in respect of the Collateral, which may be perfected by filing a UCC financing statement, have been delivered to the Secured Party in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office necessary for the perfection of such interest.  Each Debtor agrees that at the sole cost and expense of such Debtor, such Debtor will take all actions necessary and otherwise cooperate with Secured Party to maintain the security interest created by this Agreement in the Collateral as a perfected security interest, with the Agreed Priority, to the extent required hereunder.

4.11

Recitals.  The Recitals are true and correct in all respects.

ARTICLE V
COVENANTS

Each Debtor covenants and agrees with the Secured Party that, until the security interest created herein is discharged, each Debtor will perform and fulfill each of the affirmative and negative covenants in the Loan Agreement applicable to each Debtor and each of the following:

5.1

Conferences with Officers and Others.  At all reasonable times during normal business hours and from time to time, on reasonable notice, each Debtor will permit the Secured Party, its agents, advisors and representatives to (a) access all of such Debtor’s properties and facilities, (b) discuss such Debtor’s business, affairs, finances and accounts with any officers, managers and employees of such Debtor, and (c) review, inspect and audit the Collateral, wherever located, and each Debtor shall pay all reasonable costs of such activities described in (a), (b) and (c), in each case in accordance with the procedures for inspection set forth in the Loan Agreement.

5.2

Defend Collateral.  Except for Permitted Liens, each Debtor will maintain the Liens and security interests provided for hereunder as valid and perfected Liens, each with the Agreed Priority, and security interests in the Collateral in favor of the Secured Party until this Agreement and the security interests hereunder shall be terminated pursuant hereto.  Each Debtor hereby agrees to (a) promptly pay when due all transportation, storage, warehousing, mechanics, materialmen, construction, maintenance and other such charges, fees, expenses or amounts affecting or arising out of or relating to the Collateral which, if unpaid, might become a lien thereon, except to the extent diligently disputed by any Debtor in good faith and pursuant to appropriate procedures and for which adequate reserves are being maintained with respect thereto in accordance with IFRS; and (b) defend the Collateral against the claims of any and all Persons and entities except for Permitted Liens.

5.3

Maintain Name and Jurisdiction.  Each Debtor shall not: (a) change its legal name, identity, type of organization or organizational structure without the prior written consent of the Secured Party; (b) change the location of its chief executive office or its principal place of business; (c) change its federal taxpayer identification number (if any) or organizational identification number (if any); (d) change its jurisdiction of organization (including by merger, reorganization, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction); or (e) change the location of the Collateral, unless the Secured Party has a perfected security interest in the Collateral in such other jurisdiction.

5.4

Insurance.  Each Debtor will maintain comprehensive casualty insurance on the Collateral as required pursuant to Section 7.5 of the Loan Agreement. Each Debtor hereby assigns to the Secured Party and grants to the Secured Party a security interest in any and all proceeds of such policies and authorizes and empowers the Secured Party, after the occurrence and during the continuance of an Event of Default, to adjust or compromise any loss under such policies and to collect and receive all such proceeds.  Each Debtor hereby authorizes and directs each insurance company to pay all such proceeds directly and solely to the Secured Party and not to such Debtor and the Secured Party jointly, effective upon the occurrence and during the continuance of an Event of Default.  Effective upon the occurrence and during the continuance of an Event of Default, each Debtor authorizes and empowers the Secured Party to execute and endorse in such Debtor’s name all proofs of loss, drafts, checks and any other documents or instruments necessary to accomplish such collection, and any persons making payments to the Secured Party under the terms of this paragraph are hereby relieved absolutely from any obligation or responsibility to see to the application of any sums so paid.  After deduction from any such proceeds of all costs and expenses (including attorneys’ fees) incurred by the Secured Party in the collection and handling of such proceeds, Secured Party may, in its sole discretion, apply such net proceeds either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to the Secured Party, or as a credit against such of the Obligations, whether matured or unmatured, as the Secured Party shall determine in the Secured Party’s sole discretion.

5.5

Provision of Documents; Additional Collateral Security.  Each Debtor shall, and shall cause each other Debtor to: (a) whenever required by the Secured Party, promptly obtain and keep in effect one or more control agreements, in form and substance satisfactory to Secured Party, in Deposit Account, Electronic Chattel Paper, Investment Property and Letter-of-Credit Rights Collateral; (b) deliver or cause to be delivered to the Secured Party any and all certificates and other instruments representing or evidencing any Collateral that is Investment Property, together with all Necessary Endorsements; (c) identify and inform the Secured Party with respect to each Deposit Account of such Debtor and each other Debtor and, whenever required by the Secured Party, enter into a control agreement in form and substance satisfactory to Secured Party with respect thereto; and (d) promptly deliver to the Secured Party, with all endorsements and/or assignments required by the Secured Party, all Instruments, Chattel Paper, guaranties and the like held received by such Debtor constituting, evidencing or relating to any of the Collateral or proceeds of any of the Collateral.  In the event that the Secured Party requires a control account agreement with respect to a Deposit Account to be obtained, each Debtor shall obtain such agreements within thirty (30) days of the Secured Party’s request.  In the event that any consent, authorization or other form of approval is required to be obtained in connection with the granting of any additional security, each Debtor shall, and shall cause each other applicable Debtor, to obtain, or cause to be obtained, any such consent, authorization or approval.

5.6

Notice of Event of Default.  Each Debtor shall immediately, and in any event within three (3) Business Days, notify the Secured Party in writing of the occurrence of any Event of Default or any event or existing condition which, with the giving of notice and/or the lapse of time, could constitute an Event of Default.

5.7

Loan Document Covenants. Each Debtor will perform and fulfill each of the covenants in the Loan Documents that is applicable to such Debtor.

5.8

Intellectual Property Collateral Assignments; Further Assurances.  Upon the request of the Secured Party, any Debtor shall promptly execute and deliver to the Secured Party such Collateral Assignment Agreements as the Secured Party shall reasonably request in connection with such Debtor’s Intellectual Property.  Each Debtor agrees that it will take such action, and deliver such documents or instruments, as the Secured Party shall reasonably request in connection with the preparation, filing or registration and enforcement of any Collateral Assignment Agreement.

5.9

Intellectual Property Licenses and Assignments.  Each Debtor hereby agrees, absent prior written approval of the Secured Party, not to divest itself of any material right under or with respect to any Intellectual Property material to its business other than in the ordinary course of business.

5.10

Intellectual Property Infringements

.  Each Debtor agrees, promptly upon learning thereof, to notify the Secured Party in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who may be infringing or otherwise violating any of such Debtor’s rights in and to any Intellectual Property that could reasonably be expected to have a Material Adverse Effect (any such Intellectual Property, “Significant Intellectual Property”), or with respect to any party claiming that such Debtor’s use of any Significant Intellectual Property violates any property right of that party, to the extent that such infringement or violation could reasonably be expected to have a Material Adverse Effect.  Each Debtor further agrees, unless otherwise directed by the Secured Party, to diligently prosecute any Person infringing any Significant Intellectual Property in accordance with its commercially reasonable business judgment.

5.11

Trademarks

.

(a)

Preservation of Trademarks.  Each Debtor agrees to use or license the use of its Trademarks in interstate commerce during the time in which this Agreement is in effect, sufficiently to preserve such Trademarks as trademarks or service marks registered under the laws of the United States.

(b)

Maintenance of Registration.  Each Debtor shall, at its own expense, diligently process all documents required by the Trademark Act of 1946, 15 U.S.C. §§ 1051, et seq. to maintain trademark registration, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its Trademarks pursuant to 15 U.S.C. §§ 1058(a), 1059 and 1065, and shall pay all fees and disbursements in connection therewith, and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Secured Party.

(c)

Future Registered Trademarks.  If any mark registration issues hereafter to a Debtor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, such Debtor shall deliver to the Secured Party an updated Schedule 3, together with a copy of such certificate, and, if requested by the Secured Party, a grant of security in such mark to the Secured Party, confirming the grant thereof hereunder, the form of such confirmatory grant to be in form and substance acceptable to the Secured Party.

5.12

Patents

.

(a)

Maintenance of Patents.  Each Debtor shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C. § 41 to maintain in force rights under each Patent.

(b)

Prosecution of Patent Applications.  Each Debtor shall, in accordance with its commercially reasonable business judgment, diligently prosecute all applications for United States patents, and shall not abandon any such application, except in favor of a continuation application based on such application, prior to exhaustion of all administrative and judicial remedies, absent written consent of the Secured Party.

5.13

Other Patents and Copyrights

.  After the acquisition of any Patent or Copyright, or of filing of an application for a Patent or Copyright, the relevant Debtor shall deliver to the Secured Party an updated Schedule 3, together with a copy of said Patent or Copyright, as the case may be, with, if requested by the Secured Party, a grant of security as to such Patent or Copyright, as the case may be, confirming the grant thereof hereunder, the form of such confirmatory grant to be in form and substance acceptable to the Secured Party.

5.14

Remedies Relating to Intellectual Property

.  If an Event of Default shall occur and be continuing, the Secured Party may, by written notice to the relevant Debtor, take any or all of the following actions: (i) declare the entire right, title and interest of such Debtor in and to each of the Copyrights, Patents and Trademarks, together with all trademark rights and rights of protection to the same, vested, in which event such rights, title and interest shall immediately vest in the Secured Party, in which case such Debtor agrees to execute an assignment in form and substance reasonably satisfactory to the Secured Party of all its rights, title and interest in and to the Copyrights, Patents and Trademarks to the Secured Party; (ii) take and practice or sell the Copyrights or Patents and take and use or sell the Trademarks and the good will of such Debtor’s business symbolized by the Trademarks and the right to carry on the business and use the assets of the Debtor in connection with which the Trademarks have been used; and (iii) direct such Debtor to refrain, in which event such Debtor shall refrain, from using the Copyrights, Patents and Trademarks in any manner whatsoever, directly or indirectly, and, if requested by the Secured Party, change such Debtor’s corporate name to eliminate therefrom any use of any mark and execute such other and further documents that the Secured Party may request in connection with such Debtor’s obligations under this Agreement and to transfer ownership of the Copyrights, Patents and Trademarks, and registrations and any pending trademark application, to the Secured Party for the benefit of the Secured Parties.

ARTICLE VI
EVENTS OF DEFAULT

The occurrence of an Event of Default under the Loan Agreement shall constitute “Event of Default” hereunder.

ARTICLE VII
RIGHTS AND REMEDIES

7.1

Rights and Remedies of the Secured Party.  Upon and after the occurrence and during the continuance of an Event of Default, the Secured Party may, without notice or demand, exercise in any jurisdiction in which enforcement hereof is sought, the following rights and remedies, in addition to the rights and remedies available to the Secured Party under the other Loan Documents, the rights and remedies of a secured party under the UCC and all other rights and remedies available to the Secured Party under applicable Governmental Requirements, whether at law or in equity, all such rights and remedies being available to the Secured Party and being cumulative and enforceable alternatively, successively or concurrently:

(a)

Declare all Obligations to be immediately due and payable and the same shall thereupon become immediately due and payable without presentment, demand for payment, protest or notice of any kind, all of which are hereby expressly waived.

(b)

Institute any proceeding or proceedings to exercise any remedy and to enforce the Obligations and any Liens of the Secured Party.

(c)

Take possession of the Collateral, and for that purpose, so far as such Debtor may give authority therefor, enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom without any liability for suit, action or other proceeding, each Debtor HEREBY WAIVING ANY AND ALL RIGHTS TO PRIOR NOTICE AND TO JUDICIAL HEARING WITH RESPECT TO REPOSSESSION OF COLLATERAL, and require each Debtor, at such Debtor’s expense, to assemble and deliver the Collateral to such place or places as the Secured Party may designate.

(d)

Without notice, except as specified below, sell, resell, assign and deliver or grant a license to use or otherwise dispose of the Collateral or any part thereof, in one or more parcels, at one or more sales, at public or private sale, at the Secured Party’s office or such other place or places, for cash, on credit, for future delivery, or any other consideration, and upon such other terms and conditions, as the Secured Party may deem commercially reasonable.  The Secured Party’s compliance with any applicable state or federal law in the conduct of such sale, its disclaimer of any warranties relating to any Collateral, and its compliance with the terms and conditions for sale of Collateral set forth herein shall not, in any event, be considered to adversely affect the commercial reasonableness of such sale.

(e)

If the Secured Party in good faith believes that any Governmental Requirement prohibits or restricts the customary manner of sale or distribution of any of the Collateral, or if the Secured Party determines that there is any other restraint, restriction or limitation limiting the sale or distribution of any such property, the Secured Party may sell such property privately or in any other manner that it deems advisable at such price or prices as it determines in its sole discretion and without liability whatsoever to the Debtor in connection therewith.  Each Debtor recognizes and agrees that such prohibition or restriction may cause such property to have less value than it otherwise would have and that, consequently, such sale or disposition by the Secured Party may result in a lower sales price than if the sale were otherwise held.

(f)

Occupy any premises owned or leased by any Debtor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate its rights and remedies hereunder or under applicable law, without obligation to such Debtor in respect of such occupation, including, without limitation, without obligation to pay rent.

(g)

Operate, manage and control the Collateral (including use of the Collateral and any other property or assets of any Debtor in order to continue or complete performance of such Debtor’s obligations under any contracts or agreements of such Debtor), or permit the Collateral or any portion thereof to remain idle or store the same, and collect all rents and revenues therefrom.

(h)

Without notice to any Debtor, any such notice being expressly waived by each Debtor, to set-off and appropriate and apply any and all deposits, in any currency or form, and any other credits, indebtedness or claims, in any currency or form, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Secured Party to or for the credit or the account of any Debtor, or any part thereof, against and on account of the obligations and liabilities of each Debtor to the Secured Party hereunder, whether arising hereunder, under the Loan Agreement, any other Loan Document or otherwise, as the Secured Party may elect in its sole discretion, whether or not the Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  The Secured Party shall notify such Debtor of any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Secured Party to set-off and appropriate are in addition to the other rights and remedies which the Secured Party may have hereunder, under any other Loan Document, or at law or in equity.

(i)

To enforce each Debtor’s rights against account debtors and other parties obligated on Collateral, including, but not limited to, the right to: (i) notify and/or require each Debtor to notify any or all account debtors and other parties obligated on Collateral to make payments directly to the Secured Party or in care of a post office lock box under the sole control of the Secured Party established at such Debtor’s expense subject to the Secured Party’s customary arrangements and charges therefor, and to take any or all action with respect to Collateral as the Secured Party shall determine in its sole discretion, including, without limitation, the right to demand, collect, sue for and receive any money or property at any time due, payable or receivable on account thereof, compromise and settle with any Person liable thereon, and extend the time of payment or otherwise change the terms thereof, without incurring liability or responsibility to such Debtor; (ii) require each Debtor to segregate and hold in trust for the Secured Party and, on the day of such Debtor’s receipt thereof, transmit to the Secured Party in the exact form received by such Debtor (except for such assignments and endorsements as may be required by the Secured Party), all cash, checks, drafts, money orders and other items of payment constituting Collateral or proceeds of Collateral; and/or (iii) establish and maintain at the Secured Party a “Repayment Account,” which shall be under the exclusive control of and subject to the sole order of the Secured Party and which shall be subject to the imposition of such customary charges as are imposed by the Secured Party from time to time upon such accounts, for the deposit of cash, checks, drafts, money orders and other items of payments constituting Collateral or proceeds of Collateral from which the Secured Party may, in its sole discretion, at any time and from time to time, withdraw all or any part and apply the same to the payment of the Obligations.  The Secured Party’s collection and enforcement of Collateral against account debtors and other persons obligated thereon shall be deemed to be commercially reasonable if the Secured Party exercises the care and follows the procedures that the Secured Party generally applies to the collection of obligations owed to the Secured Party.  All cash and non-cash proceeds of the Collateral shall be applied by the Secured Party upon the Secured Party’s actual receipt of cash proceeds against the Obligations, matured or unmatured, in such order as the Secured Party shall determine in the Secured Party’s sole discretion.

(j)

It shall not be necessary for the Secured Party to have physically present or constructively in its possession any of the Collateral at any foreclosure sale, and the Secured Party shall deliver to the purchasers at such sale on the date of sale the Collateral purchased by such purchasers at such sale, and if it should be impossible or impracticable for any of such purchasers to take actual delivery of the Collateral, then the title and right of possession to the Collateral shall pass to the purchaser at such sale as completely as if the same had been actually present and delivered.

(k)

Recitals contained in any conveyance to any purchaser at any sale made pursuant to this Agreement will conclusively establish the truth and accuracy of the matters stated therein, including, without limitation, nonpayment of unpaid sums, the amount of unpaid sums, that the written instruments constituting part or all of the Obligations have become due and payable, nonpayment of any Obligation, or advertisement and conduct of the sale in the manner provided herein.  Each Debtor ratifies and confirms all legal acts that the Secured Party may do in carrying out the provisions of this Agreement.

7.2

Notice of Disposition of Collateral and Disclaimer of Warranties.  It is mutually agreed that commercial reasonableness and good faith require the Secured Party to give any Debtor no more than ten (10) days prior written notice of the time and place of any public disposition of Collateral or of the time after which any private disposition or any other intended disposition is to be made.  It is mutually agreed that it is commercially reasonable for the Secured Party to disclaim all warranties which arise with respect to the disposition of the Collateral.

7.3

Secured Party as Purchaser.  The Secured Party will have the right to become the purchaser at any foreclosure sale, and it will have the right to credit upon the amount of the bid the amount payable to it out of the net proceeds of sale.  Upon compliance with the terms of any sale, the Secured Party may receive, hold, retain, possess and dispose of such property in its own absolute right without further accountability.

7.4

Retention of Collateral.  In addition to the rights and remedies hereunder, the Secured Party may retain all or a portion of the Collateral in satisfaction of the Obligations but only after providing the notices required by Sections 9-620 and 9-621 (or similar provision) of the UCC (or any successor sections of the UCC) and otherwise complying with the requirements of applicable law of the relevant jurisdiction.  Unless and until the Secured Party shall have provided such notices and complied with all applicable legal requirements, however, the Secured Party shall not be deemed to have retained any Collateral in satisfaction of any Obligations for any reason.

7.5

Postponement; Restoration of Rights.  In the event that the Secured Party shall have instituted any sale or any other proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Loan Document, whether by judicial or non-judicial foreclosure, sale, entry or otherwise, the Secured Party may postpone, delay, reschedule, adjourn, discontinue or abandon such sale or proceeding at any time for any reason, in which case all rights and remedies of the Secured Party are maintained and preserved, and in every such case, each Debtor and the Secured Party shall be restored to their respective former positions and rights with respect to the Collateral, and all rights, remedies, privileges and powers of the Secured Party shall continue in full force and effect.  The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  No postponement, delay, rescheduling, adjournment, discontinuance or abandonment, or other act, delay, forbearance, omission or course of dealing with respect to any Debtor or the Collateral, will constitute, or shall be deemed to constitute, a waiver of, or a limitation on, Secured Party’s rights or remedies hereunder or under applicable law.

7.6

Deficiency.  Subject to applicable law, each Debtor will remain liable for any deficiency owing to the Secured Party after application of the net proceeds of any foreclosure sale.

7.7

Waiver.  To the extent permitted by applicable law, each Debtor waives all claims, damages and demands it may acquire against Secured Party arising out of the exercise by it of any rights or remedies under this Agreement or any other Loan Document.  Each Debtor hereby waives and releases to the fullest extent permitted by applicable law any right or equity of redemption with respect to the Collateral, whether before or after sale pursuant to this Agreement.

7.8

Reinstatement.  To the extent that any payment made or received with respect to the Obligations is subsequently invalidated, determined to be fraudulent or preferential, set aside, defeased or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other Person under any debtor relief law, common law or equitable cause or any other Governmental Requirement, then the Obligations intended to be satisfied by such payment shall be revived and shall continue as if such payment had not been received by the Secured Party and the Liens created by this Agreement shall be revived automatically without any action on the part of any party hereto and shall continue as if such payment had not been received by the Secured Party.

ARTICLE VIII
MISCELLANEOUS

8.1

Care of Collateral.  Each Debtor shall have all risk of loss of the Collateral.  The Secured Party shall have no liability or duty, either before or after the occurrence of an Event of Default, on account of loss of or damage to, to collect or enforce any of its rights against, the Collateral, to collect any income accruing on the Collateral, or to preserve rights against account debtors or other parties with prior interests in the Collateral.  The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if it accords such Collateral treatment substantially equal to the safekeeping that it accords its own property of like kind. If the Secured Party actually receives any notices requiring action with respect to Collateral in the Secured Party’s possession, the Secured Party shall take reasonable steps to forward such notices to the Debtors.  Each Debtor is responsible for responding to notices concerning the Collateral, voting the Collateral, and exercising rights and options, calls and conversions of the Collateral; the Secured Party’s sole responsibility with respect thereto is to take such action as is reasonably requested by such Debtor in writing; provided, however, the Secured Party is not responsible to take any action that, in the Secured Party’s sole judgment, would adversely affect the value of the Collateral as security for the Obligations.  While the Secured Party is not required to take any actions with respect to the Collateral, if action is needed, in the Secured Party’s sole discretion, to preserve and maintain the Collateral, each Debtor authorizes the Secured Party to take such actions, but the Secured Party is not obligated to do so.

8.2

 Secured Party May Perform; Secured Party Appointed Attorney-in-Fact.

(a)

If any Debtor shall fail to perform any covenants contained in this Agreement or any other Loan Document (including such Debtor’s covenants to (i) pay the premiums in respect of all required insurance policies, (ii) pay and discharge any taxes, assessments and special assessments, levies, fees and governmental charges imposed upon or assessed against, and landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law against, all or any portion of the Collateral, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of any Debtor under any Collateral) or if any representation or warranty on the part of any Debtor contained herein shall be breached, the Secured Party may (but shall not be obligated to) advance funds on behalf of such Debtor in order to insure such Debtor’s compliance with any covenant in this Agreement or any other Loan Document; provided, however, that, the Secured Party shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which any Debtor fails to pay or perform as and when required hereby and which such Debtor does not contest in good faith.  Any and all amounts so expended by the Secured Party shall be paid by each Debtor and shall become part of the Obligations.  Neither the provisions of this Section 8.2 nor any action taken by the Secured Party pursuant to the provisions of this Section 8.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default.

(b)

 Each Debtor hereby appoints the Secured Party as its attorney-in-fact, with full power and authority in the place and stead of each Debtor and in the name of such Debtor, or otherwise, from time to time during the continuation of an Event of Default, in the Secured Party’s discretion, to take any action and to execute any instrument, document or agreement consistent with the terms of the Loan Agreement, this Agreement and the other Loan Documents which the Secured Party may deem necessary or advisable to accomplish the purposes hereof (but the Secured Party shall not be obligated to and shall have no liability to any Debtor or any third party for failure to so do or take action).  The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof.  Each Debtor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

8.3

Applications of Payments and Collateral.  Except as may be otherwise specifically provided in the Loan Agreement, all Collateral and proceeds of Collateral coming into the Secured Party’s possession after the occurrence and during the continuance of an Event of Default and all payments made by any Debtor may be applied by the Secured Party to any of the Obligations, whether matured or unmatured, as the Secured Party shall determine in its sole but reasonable discretion in accordance with the terms of the other Loan Documents.  The Secured Party may defer the application of non-cash proceeds of Collateral, including, but not limited to, non-cash proceeds collected pursuant hereto, to the Obligations until cash proceeds are actually received by the Secured Party.

8.4

Termination; Release.  Upon (a) the complete payment in full in cash and performance in full of the Obligations (other than contingent Obligations for which no claim has been made and Obligations related to any Directed Advance), (b) such time as there exists no Commitment by the Secured Party under the Loan Agreement, and (c) delivery by the Debtor to the Secured Party of a written release of all claims against the Secured Party in form and substance satisfactory to the Secured party, the Secured Party shall execute and deliver such releases and discharges of the security interests created hereby as any Debtor may reasonably request in writing, the cost and expense of which shall be paid by each Debtor. Upon any sale, transfer or other disposition by a Debtor of Collateral that is permitted under the Loan Agreement (other than to another Debtor), or upon the effectiveness of any written consent to the release by the Secured Party of the security interest granted hereby in any Collateral in accordance with the Loan Agreement, the Secured Party shall execute and deliver such releases and discharges of such security interests as the Debtor may reasonably request in writing, the cost and expense of which shall be paid by the Debtor.

8.5

Modification in Writing.  No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Debtor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Loan Agreement and unless in writing and signed by the Secured Party.  Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Debtor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Agreement or the Loan Documents, no notice to or demand on any Debtor in any case shall entitle such Debtor to any other or further notice or demand in similar or other circumstances.

8.6

Notices.  All notices, demands, and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) when delivered if personally delivered by hand, (ii) when received if sent by a nationally recognized overnight courier service (receipt requested), (iii) three (3) Business Days after being mailed, if sent by first class mail, return receipt requested, or (iv) on the Business Day following transmission, if sent by facsimile, telecopy, electronic mail or other electronic transmission device.  Notices, demands, and communications to the parties will, unless another address is specified in writing, be sent to the address indicated below:

If to any Debtor:

Alabama Graphite Corp.

Alabama Graphite Company, Inc.

907 Blossom Street

Kingston, Ontario

K7P 0N2

CANADA

Telephone: +1 647 221 0775

Attention: Tyler Dinwoodie

If to the Secured Party:

Westwater Resources, Inc

6950 S. Potomac Street, Suite 300

Centennial, Colorado  80112

Attention:

Jeffrey L. Vigil

Phone:

(303) 531-0473

Facsimile:

(303) 531-0519

E-Mail:

jvigil@westwaterresources.com

8.7

Merger and Integration.  This Agreement and the other Loan Documents contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby, and no other agreement, statement or promise made by any party hereto, or by any employee, officer, agent or attorney of any party hereto, which is not contained herein or in the other Loan Documents shall be valid or binding.

8.8

No Waiver; Cumulative Remedies.

(a)

No failure on the part of the Secured Party to exercise, no course of dealing with respect to, and no delay on the part of the Secured Party in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy.  All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.

(b)

In the event that the Secured Party shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued, adjourned, postponed or abandoned for any reason, then and in every such case, each Debtor and Secured Party shall be restored to its respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies, privileges and powers of the Secured Party shall continue as if no such proceeding had been instituted.

8.9

Waivers by each Debtor. Each Debtor hereby waives, to the extent the same may be waived under applicable law: (a) notice of acceptance of this Agreement; (b) all claims, causes of action and rights of any Debtor against the Secured Party on account of actions taken or not taken by the Secured Party in the exercise of the Secured Party’s rights or remedies hereunder, under the Loan Documents or under applicable law; (c) all claims of any Debtor for failure of the Secured Party to comply with any requirement of applicable law relating to enforcement of the Secured Party’s rights or remedies hereunder, under the Loan Documents or under applicable law; (d) all rights of redemption of any Debtor with respect to the Collateral; (e) in the event the Secured Party seeks to repossess any or all of the Collateral by judicial proceedings, any bond(s) or demand(s) for possession which otherwise may be necessary or required; (f) presentment, demand for payment, protest and notice of non-payment and all exemptions; (g) any and all other notices or demands which by applicable law must be given to or made upon any Debtor by the Secured Party; (h) settlement, compromise or release of the obligations of any one or more Persons primarily or secondarily liable upon any of the Obligations; (i) all rights of any Debtor to demand that the Secured Party release account debtors from further obligation to the Secured Party; and (j) substitution, impairment, exchange or release of any Collateral for any of the Obligations.  Each Debtor agrees that the Secured Party may exercise any or all of its rights and/or remedies hereunder, under the Loan Documents and under applicable Governmental Requirements, from time to time, in any order, against any Debtor, alternatively, successively or concurrently, without resorting to and without regard to any Collateral or sources of liability with respect to any of the Obligations.

8.10

Expenses. Each Debtor agrees to pay to the Secured Party on demand the amount of all costs and expenses paid or incurred by the Secured Party (including the fees and expenses of its counsel) in connection with the negotiation, preparation, delivery, amendment, modification, waiver, enforcement or administration of this Agreement and the Loan Documents and all documents and instruments referred to herein and all costs and expenses paid or incurred by the Secured Party in connection with the filing or recordation of all financing statements and instruments as may be required by the Secured Party at the time of, or subsequent to, the execution of this Agreement, including, without limitation, all documentary stamps, recordation and transfer taxes and other costs and taxes incident to recordation of any document or instrument in connection herewith, together with interest on all such amounts at the rate and calculated in the manner provided in the Loan Agreement.  Each Debtor agrees to save harmless and indemnify the Secured Party from and against any liability resulting from the failure to pay any required documentary stamps, recordation and transfer taxes, recording costs or any other costs or expenses incurred or paid by the Secured Party in connection with this Agreement and the other Loan Documents.  The provisions of this Section 8.10 shall survive the termination of this Agreement and the Secured Party’s security interest hereunder and the payment of all other Obligations.

8.11

Indemnification.  Each Debtor jointly and severally agrees that the Secured Party and certain other persons are entitled to indemnification as provided for and in accordance with Section 11.5 of the Loan Agreement.  The obligations of each Debtor under this paragraph shall survive the payment in full of the Loan Agreement and the other Loan Documents and the termination or release of this Agreement.

8.12

Obligations Absolute.  All obligations of each Debtor hereunder shall be absolute and unconditional irrespective of:

(a)

any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Debtor;

(b)

any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;

(c)

any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of, supplement to or any consent to any departure from the Loan Agreement or any other Loan Document, or any renewal or restatement of the Loan Agreement or any other Loan Document or any amount owing thereunder, or any other agreement or instrument relating thereto, including, without limitation, any increase in the Obligations.

(d)

any taking, exchange, release or non-perfection of any other collateral, or any taking, release, amendment or waiver of or consent to departure from any guarantee, surety or support agreement for all or any of the Obligations;

(e)

any manner of application of collateral or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of any principal, guarantor or surety;

(f)

any change, restructuring or termination of the corporate or company structure or existence of any Debtor or any affiliate thereof;

(g)

whether such Debtor’s liability is joint, several, or joint and several, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Debtor, without preference or distinction among them;

(h)

whether such Debtor’s liability is as a borrower, maker, acceptor, guarantor, surety, accommodation party or otherwise, it being the intention of the parties hereto that each Debtor is liable for the Obligations as a primary obligor, independent of the liability or obligations of any other Debtor;

(i)

any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Loan Agreement or any other Loan Document, with respect to such Debtor or any other Debtor, except as specifically set forth in a waiver granted pursuant to the provisions of Section 8.5 hereof; or

(j)

any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Debtor or any affiliate of such Debtor, any other Person liable for the Obligations or a third party guarantor or grantor of a security interest.

8.13

Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of each Debtor, the Secured Party and their respective successors and assigns.  Each Debtor shall not have the right to assign any of its rights or obligations hereunder or any interest herein or in any other Loan Document without the prior written consent of the Secured Party. The Secured Party shall not have the right to assign any of its rights or obligations hereunder or any interest herein or in any other Loan Document without the prior written consent of the Debtor, not to be unreasonably withheld or conditioned, except that, subject to Governmental Requirements, the Secured Party may, at any time, without the consent of the Debtor, assign to its respective successors and Affiliates all or any part of this Agreement, and, to the extent of such assignment, such assignee shall have the same obligations, rights and benefits with respect to each Debtor as it would have had if it were the Secured Party hereunder.

8.14

Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO, NOT INCLUDING THE CONFLICTS OF LAW AND CHOICE OF LAW PROVISIONS THEREOF.

8.15

Waiver of Jury Trial.  EACH PARTY HERETO HEREBY (a) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (b) WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE SECURED PARTY AND ANY DEBTOR MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS AND/OR ANY TRANSACTIONS, OCCURRENCES, COMMUNICATIONS, OR UNDERSTANDINGS (OR THE LACK OF ANY OF THE FOREGOING) RELATING IN ANY WAY TO THE DEBTOR-CREDITOR RELATIONSHIP BETWEEN THE PARTIES.  IT IS UNDERSTOOD AND AGREED THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.  THIS WAIVER OF JURY TRIAL IS SEPARATELY GIVEN, KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY EACH PARTY HERETO AND EACH PARTY HERETO HEREBY AGREES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO

INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  EACH PARTY HERETO IS HEREBY AUTHORIZED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND ANY DEBTOR AND THE SECURED PARTY, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF SUCH WAIVER OF RIGHT TO TRIAL BY JURY.  EACH DEBTOR REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND/OR THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

8.16

Execution in Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  This Agreement may be validly executed and delivered by facsimile, portable document format (.pdf) or other electronic transmission, and a signature by facsimile, portable document format (.pdf) or other electronic transmission shall be as effective and binding as delivery of a manually executed original signature.

8.17

Severability of Provisions.  If any provision hereof is determined to be ineffective or unenforceable for any reason, the remaining provisions hereof shall remain in effect, binding on the parties and enforceable at the election of the Secured Party in its sole discretion.

8.18

Survival.  All covenants, agreements, representations and warranties made hereunder or made in connection with this Agreement and the other Loan Documents shall survive the execution and delivery of this Agreement, and shall continue in full force and effect until the security interest created herein is discharged.

8.19

Further Assurances.  Each Debtor shall execute, acknowledge and deliver to the Secured Party such other and further documents, agreements, certificates and instruments and do or cause to be done such other acts and things as the Secured Party determines to be necessary or desirable to effect the intent of the parties to this Agreement or otherwise to protect the rights and interests of the Secured Party hereunder, promptly upon request by the Secured Party, including the execution and delivery of any and all documents, agreements, certificates and instruments which are necessary or advisable to create, protect, preserve, maintain or perfect the Liens on the Collateral, with the Agreed Priority.

8.20

Joint and Several Liability.  Each Debtor is engaged in related businesses and each Debtor is integrated to such an extent that the financial strength and flexibility of each such party has a direct, tangible and immediate impact on the success of the other parties.  Each Debtor will derive substantial and immediate direct and indirect benefit from the Loan Agreement, the Loan Documents and the transactions entered into in connection therewith, and each Debtor will receive reasonably equivalent value in return for providing this Agreement.  Each Debtor expressly waives any right to revoke, terminate or suspend this Agreement and acknowledges that it entered into such Agreement in contemplation of the benefits that it would receive from the Loan Agreement and the other Loan Documents.

8.21

Acknowledgments.  Each Debtor hereby represents, warrants, confirms and acknowledges that:

(a)

such Debtor and each other Debtor have consulted and been advised by their own legal counsel in the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents, and such Debtor and each other Debtor are each responsible for making their own independent judgment with respect to such transactions and the process leading thereto;

(b)

this Agreement and the other Loan Documents shall not be construed against any party or more favorably in favor of any party based upon which party drafted the same, it being agreed and acknowledged that all parties contributed substantially to the negotiation and preparation of this Agreement and the other Loan Documents;

(c)

the Secured Party has no fiduciary relationship with or duty to any Debtor arising out of, as a result of, or in connection with this Agreement or any other Loan Document, and the relationship between the

Secured Party, on one hand, and each Debtor, on the other hand, in connection with this Agreement, the Loan Documents and the transactions contemplated hereby and thereby is solely that of creditor and debtor;

(d)

neither this Agreement nor any other Loan Document to which any Debtor and the Secured Party is a party creates a joint venture, partnership, agency relationship or fiduciary duty, and no joint venture, partnership, agency relationship or fiduciary duty shall be deemed to exist; and

(e)

no Debtor will claim that the Secured Party has rendered advisory services of any nature or respect to, or owes a fiduciary or similar duty to, any Debtor in connection with this Agreement, the other Loan Documents or the process leading thereto.

[Remainder of this page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Security Agreement as of the date first above written.

DEBTOR:

ALABAMA GRAPHITE CORP.

By:	/s/ Tyler W. P. Dinwoodie
Name:	Tyler W. P. Dinwoodie
Title:	Executive Vice President

ALABAMA GRAPHITE COMPANY, INC.

By: ___________/s/ Tyler W.P. Dinwoodie___________
Name: Tyler W.P. Dinwoodie
Title: Executive Vice President

Executed before me this 9th day of December, 2017, as to this signature of Tyler Dinwoodie

/s/ Douglas F. Caldwell

(Seal of Douglas F. Caldwell)

Lawyer, Notary Public, Commissioner, etc.

Douglas F. Caldwell

Caldwell and Moore

260 Barrie Street

Kingston, ON K7Z 3K7

Schedule 1

Alabama Graphite Corp.

1.

Prior names (past five years):

a.

0754882 B.C. Ltd. (April 13, 2006 to April 24, 2006)

b.

TrustMark Auto Group, Inc. (April 24, 2006 to June 23, 2011)

c.

Keymark Resources Inc. (June 23, 2011 to August 28, 2012)

d.

Alabama Graphite Corp. (since August 28, 2012)

2.

Entity type:

Corporation

3.

Organizational identification number:

BC0754882

4.

Jurisdiction of organization:

British Columbia

5.

Chief executive office:

First Canadian Place

100 King Street West, Suite 5700

Toronto, Ontario  M5X 1C7  CANADA

6.

Principal place of business:

First Canadian Place

100 King Street West, Suite 5700

Toronto, Ontario  M5X 1C7  CANADA

7.

Collateral locations:

n/a

8.

Location of books and records:

804-750 West Pender Street, Vancouver, BC V6C 2T7

Alabama Graphite Company, Inc.

1.

Prior names (past five years):

N/A

2.

Entity type:

Corporation

3.

Organizational identification number:

Entity # 065 - 197

4.

Jurisdiction of organization:

Alabama

5.

Chief executive office:

600 East Walnut Street

Sylacauga, Alabama 35150

6.

Principal place of business:

600 East Walnut Street

Sylacauga, Alabama 35150

7.

Collateral locations:

600 East Walnut Street

Sylacauga, Alabama 35150

8.

Location of books and records:

1901 Sixth Avenue, North, Suite 1500, Birmingham Alabama 35203

Schedule 2

PPSA filing in British Columbia

PPSA filing in Ontario

Schedule 3

None.